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                                                                    EXHIBIT 10.4

                                  DYNEGY INC.

                          1998 U.K. STOCK OPTION PLAN



                                    CLIFFORD CHANCE
                                    200 Aldersgate St.
                                    London
                                    EC1A 4JJ

                                    Telephone:  0171-600-1000
                                    Fax:        0171-600-5555

                                    Reference:  DPP/N2791/00023/RTT

                                    Inland Revenue Reference No.: X19245
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                                  DYNEGY INC.

                          1998 U.K. STOCK OPTION PLAN

      1.  DEFINITIONS AND INTERPRETATION.
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          (1) The following expressions shall have the following meanings in the
1998 Plan unless the context otherwise requires:

          "APPROVED STOCK OPTION" means an option granted in accordance with the 1998 Plan.

          "INLAND REVENUE" means the United Kingdom's Commissioners of Inland Revenue.

          "PARTICIPANT" means a person who holds an Approved Stock Option.

          "PARTICIPATING COMPANY" means the Company or a Subsidiary of the Company.

          "SCHEDULE 9" means Schedule 9 to the Taxes Act.

          "SUBSIDIARY" means a body corporate, whether now or hereafter existing which is (a) a subsidiary of the Company within the meaning of Section 736 of the United Kingdom Companies Act of 1985, and is (b) under the control of the Company within the meaning of Section 840 of the Taxes Act.

          "TAXES ACT" means the United Kingdom's Income and Corporation Taxes Act 1988.

          "1998 PLAN" means the Dynegy Inc. 1998 U.K. Stock Option Plan as herein set out but subject to any alterations or additions made under Rule 8 below.

          "1991 PLAN" means the Dynegy Inc. Amended and Restated 1991 Stock Option Plan (a copy of which is annexed as a schedule to the 1998 Plan).

          (2) Unless the context otherwise requires, all expressions used in the 1998 Plan shall have the same meanings as those ascribed to them in the 1991 Plan, save that:

          "FAIR MARKET VALUE" means Market Value.

          "MARKET VALUE" shall have the meaning ascribed to it in Rule 5(3) below.

          "KEY EMPLOYEE" AND "KEY PERSON" shall be limited to the persons who are eligible to be granted an Approved Stock Option as set out in Rule 3 below.
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          "OPTION" includes an Approved Stock Option as defined in Sub-rule (1)
     above.

          "RELATED ENTITY" shall be limited to subsidiaries.

          (3) Expressions not otherwise defined herein have the same meanings as they have in Schedule 9.

          (4) Any reference herein to any enactment includes a reference to that enactment as from time to time modified, extended or reenacted.

          2. TERMS AND PROVISIONS OF THE 1998 PLAN. The terms and provisions of the 1998 Plan shall be the same mutatis mutandis as the terms and provisions of the 1991 Plan save as hereinafter specified.

          3.  ELIGIBILITY.

          (1) Subject to Sub-rule (3) below, a person is eligible to be granted an Approved Stock Option if (and only if) he/she is a full-time director or qualifying employee of a Participating Company.

          (2) For the purposes of Sub-rule (1) above:

               (a) a person shall be treated as a full-time director of a Participating Company if he/she is obliged to devote to the performance of the duties of his/her office or employment with that and any other Participating Company not less than twenty-five (25) hours a week (excluding meal breaks);

               (b) a qualifying employee, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating Company).

          (3) A person is not eligible to be granted an Option under the 1998 Plan at any time when he/she is not eligible to participate in the 1998 Plan by virtue of Paragraph 8 of Schedule 9.

          4.  GRANT OF OPTIONS.

          (1) Subject to Sub-rule (3) below, the Committee may grant to any person who is eligible to be granted an Option under the 1998 Plan an Approved Stock Option to acquire shares which satisfy the requirements of Paragraphs 10 to 14 of Schedule 9, upon the terms set out in the 1998 Plan and upon such other objective terms as the Committee may reasonably specify.

          (2) The grant of an Approved Stock Option shall be subject to obtaining any approval or consent which may be required under the provisions of any regulation or enactment.
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          (3) No person shall be granted an Approved Stock Option under the 1998
Plan which would, at the time it is granted, cause the aggregate Market Value of the shares which he/she may acquire in pursuance of options granted to him/her under the 1998 Plan and options granted to him/her under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or by any associated company of the Company
(and not exercised) to exceed or further exceed (Pounds)30,000.

          (4) For the purposes of Sub-rule (3) above, the aggregate Market Value of the shares in relation to which an option was granted shall be calculated:

               (a) in the case of an Approved Stock Option granted under the 1998 Plan, as on the day by reference to which the price at which shares may be acquired by the exercise thereof is determined as mentioned in Rule 5(2) below;

               (b) in the case of an option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under Paragraph 29 of
          Schedule 9, such earlier time or times as may be provided in the agreement; and

               (c) in the case of any other option, as on the day or days by reference to which the price at which shares may be acquired by the exercise thereof was determined.

          (5) Unless otherwise agreed with the Inland Revenue, the United States dollar exchange rate for pounds sterling for the purposes of calculating the limit in Sub-rule (3) above shall be the noon buying rate in the City of London on the day by reference to which the price at which shares may be acquired on the exercise of the Option is determined as mentioned in Rule 5(2) below.

          5.  EXERCISE PRICE AND CONSIDERATION.

          (1) Shares shall be issued to the Participant pursuant to the exercise of an Approved Stock Option only upon receipt by the Company from the Participant of payment in full in cash.

          (2) The exercise price per share under each Approved Stock Option granted by the Committee shall be such price as is determined by the Committee before the grant thereof, provided that it shall not be less than the higher of:

               (a) the exercise price calculated in accordance with the provisions of Article VI of the 1991 Plan; and

               (b) one hundred percent (100%) of the Market Value per share on the date of grant (or such other dealing day not being more than thirty (30) days
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          earlier than the date of grant of the Approved Stock Option as may be agreed with the Inland Revenue).

          (3) The Market Value per share on any day shall be determined as follows:

               (a) if shares of the same class as the shares are quoted on the New York Stock Exchange, the Market Value per share shall be the closing price per share in the New York Stock Exchange on the consolidated transaction reporting system on that day (and if there shall be no sale of shares reported on such date, the Market Value shall be deemed equal to the closing price per share on the consolidated transaction reporting system for the last preceding date on which sales of shares were reported;

               (b) if Paragraph (a) above does not apply, the Market Value shall be equal to the market value (within the meaning of Part VIII of the United Kingdom's Taxation of Chargeable Gains Act 1992) of shares, as agreed in advance for the purposes of the 1998 Plan with the Shares Valuation Division of the Inland Revenue, on that day.

          6.  EXERCISE OF OPTIONS.

          (1) Any Approved Stock Option granted under the 1998 Plan shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option.

          (2) A person is not eligible to exercise an Approved Stock Option granted under the 1998 Plan at any time when he/she not eligible to participate in the 1998 Plan by virtue of Paragraph 8 of Schedule 9.

          (3) The Committee shall not have authority, in lieu of requiring a cash payment from the Participant upon exercise of an Approved Stock Option granted under the 1998 Plan, to provide the establishment of procedures as set out in Paragraph (a) of Article III of the 1991 Plan or to provide an arrangement through registered broker-dealers as set out in Paragraph (b) of
Article III of the 1991 Plan.

          (4) All shares allotted under the 1998 Plan shall rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of the allotment.

          7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

          (1) Article XIII of the 1991 Plan shall apply to Approved Stock Options granted under the 1998 Plan in respect of a variation of share capital of the Company only, save that no adjustment under that Article XIII shall be made to an Approved Stock Option at a time when the 1998 Plan is approved by the Inland Revenue under Schedule 9:
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               (a) without the prior approval of the Inland Revenue; and

               (b) unless such adjustment is permitted by Paragraph 29 of
          Schedule 9.

          (2) In addition to the rights of exercise arising under Article XIII of the 1991 Plan in the event of a change in control, if any company (the "Acquiring Company") obtains control of the Company as a result of making:

               (a) a general offer to acquire the whole of the Company stock which is made on a condition such that if it is satisfied, the person making the offer will have control of the Company, or

               (b) a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of Options granted under the 1998 Plan.

Any Participant may, at any time within the appropriate period (which expression shall be construed in accordance with Paragraph 15(2) of Schedule 9), by agreement with the Acquiring Company, release any Option granted under the 1998 Plan which has not lapsed (the "Old Option") in consideration of the grant to him of an option (the "New Option") which (for the purposes of that paragraph) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within Paragraph 10(b) or (c) of Schedule 9).

          (3) The New Option shall not be regarded for the purposes of Sub-rule
(2) above as equivalent to the Old Option unless the conditions set out in Paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of the 1998 Plan shall for this purpose be construed as if:

               (a) the New Option were an Option granted under the 1998 Plan at the same time as the Old Option;

               (b) except for the purposes of the definitions of "Participating Company" and "Subsidiary" in Rule 1 above and the references to the "Committee" in Rule 4(1) above, the references to the "Company" in the 1991 Plan were references to the different company mentioned in Sub-rule (2) above.

          8.  ADMINISTRATION, AMENDMENT AND TERMINATION OF THE 1998 PLAN.

          (1) The provisions of Article III and Article XIX of the 1991 Plan shall apply mutatis mutandis to the 1998 Plan, save that:
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               (a) if, at a time when the 1998 Plan is approved by the Inland
          Revenue under Schedule 9, an amendment is made to the 1998 Plan or to the 1991 Plan that shall apply to the 1998 Plan or to the terms of an Approved Stock Option (save for an amendment which solely relates to a special term subject to which the Option has been granted), the approval will not thereafter have effect until the Inland Revenue have approved the alteration or addition;

               (b) the Committee shall not have the authority to require, as a condition of the granting of any Approved Stock Option, that an employee recipient agree that in the event of termination of employment of such employee, other than as a result of dismissal without cause, such employee will not, for a period to be fixed at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any Related Entity, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any Related Entity.

               (c) the Committee shall not have the authority to require, as a condition to the granting of any Approved Stock Option, that the person receiving such Option agree not to sell or otherwise dispose of any Company stock acquired pursuant to such Option for a period of six
          (6) months following the later of (i) the date of the grant of such Option or (ii) the date when the exercise price of such Option is fixed if such exercise price is not fixed at the date of grant of such Option;

               (d) no alteration which solely related to a special term subject to which an Approved Stock Option has been granted shall be made unless:

                    (i) there shall have occurred an event which shall have
               caused the Committee acting fairly and reasonably to consider that the special term would not, without the alteration, achieve its original purpose; and

                    (ii) the alteration shall not have the effect of making the special term materially more difficult to satisfy than it was prior to the making of such alteration.

               (e) any reference in this Sub-rule (1) to a special term subject to which an Approved Stock Option has been granted is a reference to an objective term specified by the Committee as mentioned in Sub-rule
          (1) of Rule 4 above.

          (2) As soon as reasonably practicable after making any amendment to the 1998 Plan under Sub-rule (1) above, the Committee shall give notice in writing thereof to any Participant affected thereby and, if the 1998 Plan is then approved by the Inland Revenue under Schedule 9, to the Inland Revenue.
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                                    SCHEDULE

                             RULES OF THE 1991 PLAN